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EXHIBIT 99.1

For Immediate Release	Contact:	John A. Stiles
John A. Stiles & Associates, L.L.C.
314-994-0560

AuthentiDate Completes Private Placements of Common Stock

Schenectady, NY—February 5, 2004 —AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that it has completed the private placement of approximately 5.22 million shares of its common stock to certain institutional and accredited investors which the Company announced on January 29th. Gross proceeds from the transaction will be approximately $71.8 million. The net proceeds of approximately $67 million after payment of offering expenses will be principally used to strengthen its balance sheet, for sales and operational purposes, including development of a backup data center, and for other general corporate purposes. Roth Capital Partners LLC, SG Cowen Securities Corporation and William Blair & Company acted as placement agents in the transaction.

In a separate private placement, AuthentiDate completed the sale of an additional 136,734 shares of its common stock to additional institutional and accredited investors. AuthentiDate received an additional $1.88 million in gross proceeds from this sale and intends to use the net proceeds of approximately $1.80 million for general corporate purposes.

Each of these private placements was made only to accredited investors in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock being issued have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. AuthentiDate has agreed to file a registration statement covering the resale of the shares of common stock issued in both transactions.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

About AuthentiDate Holding Corp.
AuthentiDate Holding Corp. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells a complete line of proprietary document imaging products. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on “content security” as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking, outsourcing services and resells computer related products. Trac Medical uses the AuthentiDate service in the medical supply business.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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